Exhibit 99.1

LSI Industries Inc
FY 2010 Bonus Scorecard

Goal
Operating Profit Performance

LSI Industries Inc
Percentage Achievement of Goal

Lighting Segment (includes Marcole)
Graphics Segment (includes Images & Adapt)
Technology Segment (Saco)
Electronic Components Segment (ADL)
Corporate

Inventory Performance

Inventory Balance (less than 1 turn):

Reduction Goal - % Fav(Unfavorable)
LSI Industries Inc

Lighting Segment (includes Marcole)
LSI Ohio
LSI Ohio - Consignment
Metalfab
MidWest
Lightron
Greenlee
Marcole

Graphics Segment (includes Images)
Grady McCauley
Retail Graphics (Total Inventory)
Integrated Graphics
LSI Images

Technology Segment (Saco) - (Total Inventory)

Elec. Comp. Segment (ADL) - (Total Inventory)

Inventory Turns:

Lighting Segment (includes Marcole)
LSI Ohio
MidWest
Metalfab
Lightron
Greenlee
Marcole

Graphics Segment (includes Images)
LSI Images
Grady McCauley
Integrated Graphics
Retail Graphics (Total Inventory)

Technology Segment (Saco) - (Total Inventory)

Elec. Comp. Segment (ADL) - (Total Inventory)

Accounts Receivable Performance

Over 90 days Past Due

Lighting Segment (includes Marcole)
LSP
Marcole

Graphics Segment (includes Images)
LSI Images
Grady McCauley
Integrated Graphics
Retail Graphics

Technology Segment (Saco)

Elec. Comp. Segment (ADL)

TOTAL

DSO:

Lighting Segment (includes Marcole)
LSP
Marcole

Graphics Segment (includes Images)
LSI Images
Grady McCauley
Integrated Graphics
Retail Graphics

Technology Segment (Saco)

Elec. Comp. Segment (ADL)

Identified Cost Reductions

Monthly goal represents a __% reduction from FY 09
LSI Ohio
Grady McCauley
Integrated Graphics

CUMMULATIVE CHANGE FROM MONTHLY GOAL	Favorable/ (Unfavorable)
Actual Spending
LSI Ohio
Grady McCauley
Integrated Graphics

Spending as a percentage of Sales
LSI Ohio
Grady McCauley
Integrated Graphics